UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - NOVEMBER 1, 2006

TIGER ETHANOL INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-121356	84-1665042
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

6600, Trans-Canada
Suite 519
Pointe-Claire, Quebec H9R 4S2
Canada
(Address of principal executive offices)

(604) 603-5693
(Registrant's telephone number, including area code)

Arch Management Services Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:  Entry into a Material Definitive Agreement.

On November 1, 2006, Tiger Ethanol International Inc. (previously known as Arch Management Services Inc., and referred to herein as the “Company”) entered into two Stock Purchase Agreements pursuant to which the Company issued 500,000 shares of the Company’s common stock and Series A Warrants to purchase up to an additional 250,000 shares of the Company’s common stock. Such agreements are described in further detail in Item 3.02 below, pertaining to unregistered sales of equity securities, which is incorporated into this Item 1.01 by reference thereto.

Item 3.02:  Unregistered Sales of Equity Securities.

On November 1, 2006, the Company entered into Common Stock Purchase Agreements with each of VP Bank (Schweiz) AG and Sal. Oppenheim Jr. & Cie (Schweiz) AG (each a “Common Stock Purchase Agreement,” and collectively the “Common Stock Purchase Agreements”).

Pursuant to the Common Stock Purchase Agreement between the Company and VP Bank (Schweiz) AG, VP Bank (Schweiz) AG paid five hundred and fifty thousand dollars ($550,000) to purchase from the Company (i) 275,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 137,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share.

Pursuant to the Common Stock Purchase Agreement between the Company and Sal. Oppenheim Jr. & Cie (Schweiz) AG, Sal. Oppenheim Jr. & Cie (Schweiz) AG paid four hundred and fifty thousand dollars ($450,000) to purchase from the Company (i) 225,000 shares of the Company's common stock; and (ii) Series A Warrants to purchase up to an additional 112,500 shares of the Company's common stock at an exercise price initially set at $2.50 per share.

Pursuant to each of the Common Stock Purchase Agreements, the Series A Warrants which have been granted shall expire on November 1, 2008, and contain customary adjustment provisions in the event of changes in the capitalization of the Company.

On November 20, 2006, pursuant to the two Common Stock Purchase Agreements described above, the Company (i) issued 500,000 shares of the Company’s common stock; and (ii) issued Series A Warrants to purchase up to an additional 250,000 shares of the Company’s common stock. The total purchase price paid for the common stock and Series A Warrants pursuant to the Common Stock Purchase Agreements was $1,000,000. See Item 1.01 above for further details regarding the unregistered issuance of securities, which disclosures are incorporated herein into this Item 3.02 by reference thereto. No underwriting discounts or commissions were paid.

All of the aforementioned stock issuance transactions were made with non-U.S. persons and were undertaken by the Company in reliance upon the exemption from securities registration of Regulation S of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Item 8.01: Other Events.

Effective as of November 24, 2006, the Company has amended Article First of the Company’s Certificate of Incorporation by changing the Company’s name from “Arch Management Services Inc.” to “Tiger Ethanol International Inc.” (the “Amendment”). The Amendment was approved by the written consent of the holders of a majority of the Company’s outstanding shares of common stock, and was previously disclosed in an information statement sent to the Company’s stockholders. The Company has changed its name to reflect the change in its business model which now focuses on the development of facilities for the production of ethanol fuel in the People’s Republic of China.

In connection with this name change, effective November 30, 2006, the Company’s trading symbol on the over the counter bulletin board has been changed to TGEI.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.3	Amendment to the Company’s Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER ETHANOL INTERNATIONAL INC.

Dated: November 30, 2006	By:	/s/ Claude Pellerin
Name: Claude Pellerin Title: Corporate Secretary